Exhibit 5.1

April 25, 2006

Saifun Semiconductors Ltd.
ELROD Building
45 Hamelacha St.
Sappir Industrial Park
Netanya 42504
Israel

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) proposed to be filed pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), by Saifun Semiconductors Ltd., an Israeli company (the “Company”), with the U.S. Securities and Exchange Commission relating to the registration of 6,024,821 ordinary shares, par value NIS 0.01 per share (the “Shares”), issuable pursuant to the Company’s 1997, 2001 and 2003 Share Option Plans (collectively, the “Plans”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion. In our examination we have assumed the legal capacity of all natural persons, the existence of and authorization by all non-natural persons (other than the Company), the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to relevant facts material to our opinion, we have relied solely, without any independent investigation or verification, upon written or oral statements of officers and other representatives of the Company and certificates of public officials.

This opinion is further subject to the following qualifications:

a)     In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel as the same are in force on the date hereof.

b)     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter is effective only as of its date, and we disclaim any obligation to advise of any subsequent change of law or fact.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation duly organized and validly existing under the laws of the State of Israel.

2.	The Shares, when issued and in accordance with the terms of the relevant Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours, /s/ Eitan, Mehulal, Pappo, Kugler —————————————— Eitan, Mehulal, Pappo, Kugler Advocates - Patent Attorneys